SCHEDULE 14A(RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant [ ]

                           CHECK THE APPROPRIATE BOX:
        [ ] Preliminary Proxy Statement [ ] Confidential, For Use of the
                                 Commission Only

                       (as permitted by Rule 14a-6(e)(2))

                         [x] Definitive Proxy Statement

                       [ ] Definitive Additional Materials

                 [ ] Soliciting Material Pursuant to Rule 14a-12

                              MARKET CENTRAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant) Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

                              MARKET CENTRAL, INC.
                                6701 Carmel Road
                                    SUITE 205
                               CHARLOTTE, NC 28226
                                 JANUARY 4, 2006

TO THE STOCKHOLDERS OF MARKET CENTRAL, INC.

Dear Stockholder:

The Annual Meeting of Stockholders (the "Meeting") of Market Central, Inc., a Delaware corporation (the "Company") will be held at Ballantyne Resort, Johnston Road, Charlotte, NC on January 19, 2006, at 1:00 pm, Eastern Time. Details of the business to be conducted at the Meeting are in the attached Proxy Statement and Notice of Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Meeting.

Sincerely,

Doyal G. Bryant
President and Chief Executive Officer

MARKET CENTRAL, INC.
6701 Carmel Road
SUITE 205
CHARLOTTE, NC 28226

                        NOTICE OF MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 19, 2006

The Annual Meeting of Stockholders (the "Meeting") of Market Central, Inc., a Delaware corporation (the "Company"), will be held at Ballantyne Resort, Johnston Road, Charlotte, NC, on January 19, 2006, at 1:00 pm, Eastern Time, for the following purposes:

1. To ratify the appointment of Russell Bedford Stefanou Mirchandani LLP ("RBSM") as the Company's independent public accountants for the fiscal year ending August 31, 2005;

2. To amend and ratify an increase in the number of shares of Common Stock available in the Market Central, Inc. 2003 Amended and Restated Stock Plan by 7,000,000 additional shares;

3. To approve and ratify the immediate change in the company name from Market Central, Inc. to Scientigo, Inc. and to approve the amendment to the Company's Certificate of Incorporation to effect the name change; and

4. To act upon any and all matters incident to the foregoing and such other business as may legally come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on December 29, 2005, are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 6701 Carmel Road, Suite 205 Charlotte, NC during ordinary business hours for the ten-day period prior to the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,



                       /s/ Clifford A. Clark
                       Secretary
                       Charlotte, NC
                       January 4, 2006



IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

MARKET CENTRAL, INC.
6701 Carmel Road
SUITE 205
CHARLOTTE, NC 28226

                                 PROXY STATEMENT

                           FOR MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 19, 2006

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Market Central, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Meeting") to be held at Ballantyne Resort, Johnston Road, Charlotte, NC, on January 19, 2006, at 1:00 pm, Eastern Time, and at any adjournment or postponement of the Meeting. These proxy materials were first mailed to stockholders on or about January 4, 2006.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Meeting of Stockholders. These proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company's Common Stock is the only type of security entitled to vote at the Meeting. On December 29, 2005, the record date for determination of stockholders entitled to vote at the Meeting, there were 14,309,612 shares of Common Stock outstanding. Each stockholder of record on such date is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

The Company's bylaws provide that the holders of a majority of the Company's voting stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

PROPOSAL 1. Ratification of the appointment of RBSM as the Company's independent public accountants for the fiscal year ending August 31, 2005, requires the affirmative vote of a majority of those shares present in person, or represented by proxy. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROPOSAL 2. Approval and ratification of the increase in the number of shares available in the Market Central, Inc. 2003 Amended and Restated Stock Plan by 7,000,000 shares requires the affirmative vote of a majority of those shares present in person, or represented by proxy. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROPOSAL 3. Approval and ratification of the change in the company's name from Market Central, Inc. to Scientigo, Inc. and approval of the amendment to the Company's Certificate of Incorporation to effect such name change requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, whether present in person or represented by proxy. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

Whether or not you are able to attend the Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals Nos. 1, 2 and 3 and in the discretion of the proxy holders as to other matters that may properly come before the Meeting. You may revoke or change your proxy at any time before the Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the meeting. You may also automatically revoke your proxy by attending the Meeting and voting in person. All shares represented by a valid proxy received prior to the Meeting will be voted.

SOLICITATION OF PROXIES

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

BACKGROUND; INFORMATION REGARDING DIRECTORS

The Company had intended to hold its 2005 Annual Meeting of Stockholders in October 2005. However, as a result of the review of the Company's Annual Report on Form 10-KSB for the year ended August 31, 2004 (the "2004 Annual Report") by the staff of the Securities Exchange Commission (the "SEC"), the Company was asked by the staff to delay its Annual Meeting until such review was completed. Such review has now been completed and resulted in no changes or restatement of the Company's financial statements contained in the 2004 Annual Report. On November 10, 2005, the Company filed its Annual Report on Form 10-KSB for the year ended August 31, 2005 (the "2005 Annual Report"). Accompanying this Proxy Statement are the 2004 and 2005 Annual Reports. The Company intends to hold its next Annual Meeting in May, 2006.

Pursuant to the Company's Bylaws, the Company currently has authorized up to nine (9) directors. Five (5) directors have been appointed (one of whom is not standing for reelection to the Board in conjunction with this meeting) and there are currently four vacancies. At the Meeting, no new directors have been nominated for election because there are currently no members of the Class which would stand for reelection at the Meeting or new nominees for such Class. With respect to the vacancies, we intend for such vacancies to remain vacant until our Board of Directors desires to fill such vacancies. Pursuant to our Bylaws, a vacancy on the Board of Directors may be filled by a majority of the directors then in office.

The current directors who will remain on the Board (collectively, the "Directors"), their ages as of December 15, 2005, their positions and offices held with the Company, their staggered terms and certain biographical information, are set forth below:

                                    DIRECTORS

----------------------------------------------------------------------------------------------------------------
                NAME             AGE         SINCE              POSITION                      CLASS
----------------------------------------------------------------------------------------------------------------
Stuart J. Yarbrough              54          2005       Director and Chairman                  II
----------------------------------------------------------------------------------------------------------------


Ronald L. Attkisson              56          2005       Director                               III
----------------------------------------------------------------------------------------------------------------
Hoyt G. Lowder*#                 62          2005       Director                               III
----------------------------------------------------------------------------------------------------------------
Doyal G. Bryant                  51          2004       Director, CEO and President            III
----------------------------------------------------------------------------------------------------------------

* member of Audit Committee # member of Compensation Committee

The terms of the directors are divided into three separate three-year classes, Classes I, II and III. Each director holds office until the year in which his term expires. Mr. Yarbrough's term will expire at the meeting held in May, 2006. Messrs. Attkisson's, Lowder's and Bryant's terms will expire in 2007.

Mr. Yarbrough and Mr. Lowder are members of the Audit Committee and the Compensation Committee.

RESIGNATIONS; APPOINTMENTS TO FILL VACANCIES

From September 1, 2003, to the date of this Proxy Statement, the following resignations from and appointments to the Board of Directors have occurred:

William P. O'Reilly resigned as a director on December 1, 2003.

Terry Leifheit resigned as a director on August 13, 2004.

Ronald L. Attkisson was appointed as a director on February 17, 2005.

Hoyt G. Lowder was appointed a director on February 17, 2005.

Doyal G. Bryant was appointed a director on November 24, 2004.

William A. Goldstein resigned as a director on November 15, 2004.

Glen H. Hammer resigned as a director on November 15, 2004.

Howard B. Workman resigned as a director on February 18, 2005.

Thomas A. Gordy resigned as a director on August 5, 2005.

Stuart J. Yarbrough was appointed a director and Chairman of the Board of Directors on September 2, 2005.

James McGovern resigned as a director on September 22, 2005.

Clifford A. Clark is not standing for reelection to the Board of Directors.

BOARD OF DIRECTORS MEETINGS

From September 1, 2003, through August 31, 2004, the Board of Directors held six
(6) meetings and acted by written consent in lieu of a meeting on two (2) occasions. During such period, each of the directors during the term of their tenure attended or participated in at least 84% of the meetings and all consent actions of the Board of Directors. Former directors attended or participated in 60% of such meetings and all consent actions of the Board of Directors held during their tenure as members of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees and their current members are described below:

Audit Committee. The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities for (1) the integrity of the company's financial statements, (2) the company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's internal audit function and independent auditors. The Audit Committee did not meet during the year ended August 31, 2004. Messrs. McGovern, Gordy and Workman were the members of the Audit Committee during the year ended August 31, 2004. Mr. Workman and Mr. Gordy have resigned as directors and Mr. Yarbrough and Lowder has been appointed as members of the Audit Committee.

Compensation Committee. The primary purposes of the Compensation Committee are:
(i) to assist the Board in discharging its responsibilities with respect to compensation of the Company's executive officers; (ii) to produce a report on executive compensation for inclusion in the Company's annual proxy statement;
(iii) to provide recommendations regarding management successors; and (iv) to administer the Company's stock and other incentive plans (in the absence of a separate Stock Plan Committee). Messrs. McGovern, Gordy and Workman were the members of the Compensation Committee during the year ended August 31, 2004. Messrs. McGovern, Gordy and Workman were the members of the Audit Committee during the year ended August 31, 2004. Mr. Workman and Mr. Gordy have resigned as directors and Mr. Yarbrough and Lowder has been appointed as members of the Compensation Committee.

Nominating Committee or Executive Committee. The Company does not have a nominating or an executive committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole. The Company does not have a charter relating to the nomination of directors.

Under the definition of "independent director" promulgated by the New York Stock Exchange, the Board of Directors has determined that Mr. Yarbrough and Mr. Lowder are independent directors of the Company.

When considering a potential candidate for membership on the Company's Board of Directors, the Board of Directors considers relevant business and industry experience and demonstrated character and judgment. The Board of Directors has not received any recommended nominations from any of the Company's stockholders in connection with this Annual Meeting. Messrs. Lowder, Attkisson and Yarbrough were initially suggested as candidates for the Company's Board of Directors by the Company's management.

The Board of Directors does not currently have a formal policy on stockholder nominations. It intends to consider and propose for adoption such a policy at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The members of the Audit Committee from September 1, 2003 to August 31, 2004 were Messrs. Gordy and Workman. The Audit Committee did not meet during the fiscal year. The Audit Committee is, when active and meeting regularly, responsible for considering management's recommendation of independent certified public accountants for each fiscal year, recommending the appointment or discharge of independent accountants to the board of directors and confirming the independence of the accountants. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the accountants' compensation for performing such audit; reviewing the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and discussing such controls with the independent accountants.

The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The Audit Committee recommended to the Board of Directors that the Company's financial statements audited by RBSM be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2004.

July 15, 2005

Audit Committee
James L. McGovern

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation of the Chief Executive Officer of the Company is determined by the Compensation Committee. The Committee's determinations regarding such compensation are based on a number of factors including, in order of importance:

o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

o     Consideration of the individual's overall contribution to the Company.

Compensation for the Company executive officers (referred to in the summary compensation table) is determined by the Compensation Committee based upon consultation with the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

July 15, 2005

Compensation Committee

James L. McGovern

DIRECTOR COMPENSATION

         Currently, directors of the Company who are also full-time employees of the Company receive no additional compensation for their services as directors. Our directors who are not our employees ("outside directors") receive an annual director's fee of $20,000 ($25,000 for the Chairman of our Audit Committee). In addition, each outside director upon his first election as a member of our board receives a grant of nonqualified stock options with an exercise price of the fair market value of our Common Stock at the time of grant. These options vest one-third immediately, one-third on the first anniversary of grant and one-third on the second anniversary of grant provided that such outside director remains a director on such anniversaries. Directors who are employed by us do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings.

         On September 22, 2005, we granted each of our three outside directors, Messrs. Yarbrough, Attkisson and Lowder options to purchase 300,000 shares of our Common Stock at an exercise price of $1.35 per share for a term of five years.

         In the year ended August 31, 2004, the Company granted 13,806 shares of the Company's Common Stock each to Thomas Gordy and Clifford A. Clark, and 13,808 shares of the Company's Common Stock each to James McGovern and Howard Workman, all for services in their capacity as members of the Company's Board of Directors during such year.

The business experience of each of the persons listed above during the past five years is as follows:

         DOYAL G. BRYANT has served as our President and Chief Executive Officer since April 2004, and as a Director since October 2004. Mr. Bryant has over 25 years experience in senior corporate management, product development, financing, operations and sales in all of Scientigo's combined product areas. He joined Scientigo when we entered into a letter of intent to acquire Convey Systems in which he was an owner and President and CEO. Prior to Convey, from 1991 to 2003 Mr. Bryant held senior management or ownership positions in companies that provided financial and technical due diligence services for major investment banking firms with transactions valued at over $300 million. He played an integral part in the growth and development of major telecommunication companies such as ZTEL, Premiere Technologies, CommSouth, Talk.Com, PrimeTec International, and ATMNet. His companies have developed international joint venture agreements and investment transactions for Voice, VoIP, and Internet related services in Canada, Mexico, Australia, Japan, Hong Kong, as well as several European and South American countries. Mr. Bryant holds a B.S. in business administration from Drury College in Missouri and has performed additional studies at Oxford University in England.

         CLIFFORD A. CLARK has been our VP of Finance since February 2001 and a director since July 2002. Mr. Clark is not standing for reelection to the Board of Directors. Since October 2004, Mr. Clark has also served as Corporate Secretary for Scientigo. Mr. Clark also serves as V.P. of Finance for Insource Business Strategies, Inc., a payroll processing and PEO headquartered in Mooresville, NC. Mr. Clark has held this position since August 2004. Mr. Clark has continued to perform consulting and financial advisory services for a number of companies. From 1999 to 2002, Mr. Clark served as Vice President of Finance for Gilbralter and other entities comprising Gilbralter. Mr. Clark served as President of Kane Realty from 1994 through 2001 and was also President of Parallel Corporation from 1991 through June 2003. Mr. Clark's experience includes more than 25 years in numerous financial and accounting roles, including 11 years with Price Waterhouse and 5 years in the venture capital arena. Mr. Clark has a bachelor's degree in Business Administration from the University of North Carolina at Chapel Hill.

         HOYT G. LOWDER is senior vice president of FMI, Inc., a leading consulting company to the construction and contracting industry. Mr. Lowder is managing director of FMI's southern regional office in Tampa. In addition to directing the management consulting activities for contractor clients, he also maintains primary responsibility for major manufacturers and suppliers of construction materials and equipment in North America. His current focus is on building value for selected major national and international construction-industry firms. As a specialist in strategic planning and marketing implementation, Mr. Lowder has extensive experience with the work acquisition process, in ascertaining the motives of major buyer groups and developing marketing and technology plans to help his clients gain a competitive advantage. Mr. Lowder holds bachelor of science and master of science degrees from North Carolina State University.

         RONALD L. ATTKISSON has served as Chairman, Chief Executive Officer and President of Jones, Byrd & Attkisson, Inc. since its organization in 2003. Previously, Mr. Attkisson provided investment banking services through Attkisson, Carter & Company, which he founded in 1988 as Attkisson & Associates. Attkisson & Associates grew to be one of the largest independent securities firms in Atlanta while providing investment brokerage, advisory and banking services to both individual and corporate clients in over 30 states. Mr. Attkisson sold most of his interest in the firm in January 2001, but retained an association with the firm until May 2003, when he resigned from the firm before starting Jones, Byrd & Attkisson, Inc. Prior to founding Attkisson & Associates, Mr. Attkisson was associated with Interstate Securities and Johnson, Lane, Space, Smith & Company, which were predecessor firms to Wachovia Securities. Prior to this, he was a vice president at The Robinson-Humphrey Company from 1978 to 1981. Mr. Attkisson graduated from the University of North Carolina at Chapel Hill in 1970. Mr. Attkisson is a director of Seawright Holdings, Inc., One Travel Holdings, Inc. and REIGNMAKER Communications, Inc.

         STUART J. YARBROUGH is currently a principal in CrossHill Financial Group, a private equity funding, mezzanine financing and bridge financing company based in the Washington, D.C. area, which Mr. Yarbrough co-founded in 1994. His experience includes advising clients in the negotiation of mergers and acquisitions, including due diligence, loan restructuring and refinancing, capital raising options and strategies, and strategic planning. Prior to founding CrossHill, he served on the Board of Directors and as the Managing Partner of both the Washington, D.C. and Richmond offices of BDO Seidman, an international accounting and management consulting firm. Mr. Yarbrough serves as a board member of SBR, Inc. Mr. Yarbrough is a graduate of Duke University where he was named to the Atlantic Coast Conference Honor Roll for outstanding academic and athletic achievement. He is a member of the Economic Club of Washington and a member of Leadership Washington.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth all compensation actually paid or accrued by us for services rendered to us for the years ended August 31, 2003, 2004 and 2005. to our Chief Executive Officer and former Chief Executive Officer and two other executive officers in fiscal 2005:

                                                                                             Other Annual   Securities
                                                                                             Compensation   Underlying
Name and Principal Position                               Year       Salary ($)   Bonus ($)     ($)          Options
-----------------------------------------------------------------------------------------------------------------------
Doyal G. Bryant, CEO (1)                                   2005      $ 180,000      None      $ 13,026        ________
                                                           2004      $     -0-      None        None          ________
                                                           2003      $     -0-

Paul S.Odom, Senior Vice President - Software Apps and
Solutions (2)                                              2005      $ 120,000      None        None          ________
                                                           2004      $ 120,000      None        None          ________

Clifford A. Clark, CFO (3)                                 2005      $ 120,000      None      $ 8,097         ________
                                                           2004      $  55,000      None        None
                                                           2003      $  55,000      None        None          ________

         (1) Mr. Bryant became our CEO in April 2004 but was not compensated directly by us until October 2004. Payments to The Tag Group, Inc. during fiscal 2004 which then compensated Mr. Bryant were $40,000. Mr. Bryant also received warrants in exchange for salary deferrals from October 2004 through April 2005 that were priced below market at the time of issuance, the amount by which market value at issuance exceeded exercise price is included as compensation and shown as Other Annual Compensation of $13,026.

         (2) Mr. Odom has been an employee since July 2004 and his title was changed in fiscal 2005 to Senior Vice President - Software Applications and Solutions.

         (3) Mr. Clark became our CFO in 2001. Mr. Clark also received warrants in exchange for salary deferrals from September 2004 through April 2005 that were priced below market at the time of issuance, the amount by which market value at issuance exceeded exercise price is included as compensation and shown as Other Annual Compensation of $8,097.

Employee Stock Option Plan

         Our 2003 Amended and Restated Stock Plan (the "Plan"), assumed the 1996 Stock Option Plan, which was adopted in 1996 and amended in October 1997, July 2001, October 2003 and December 2003 to increase the number of issuable shares under the Plan to 3,000,000 shares of common stock. The purpose of the Plan is to encourage stock ownership by our management and employees, to provide an additional incentive for those employees to contribute to our success and to provide us with the opportunity to use stock options as a means of recruiting new managerial personnel where appropriate.

         The Plan authorizes the grant of options which qualify as incentive stock options under Section 422A of the Internal Revenue Code ("qualified options"), as well as stock options which do not qualify under that section of the Code ("nonqualified options"). The Plan is administered by our Board of Directors who may delegate these duties to the Compensation Committee. The Board is authorized to select the individual employees to receive options under the Plan, the number of shares subject to each option, the option term and other matters specified in the Plan.

         The Plan provides that the exercise price of any option may not be less than 100% of the fair market value of our stock at the date of grant, defined as the average bid and ask price over the prior five days' trading in which at least 1,000 shares have traded. Options must be granted within ten years from the date the Plan was approved by our shareholders.

         A maximum of 3,000,000 shares of our Common Stock are authorized for issuance pursuant to options granted under the Plan, subject to adjustments to prevent dilution or enlargement of rights of participants in certain circumstances. As of August 31, 2005, 5,801,424 options were outstanding, 551,424 of which were issued inside the Plan. As of August 31, 2005, 518,092 shares are exercisable at an option price per share ranging from $.01 to $3.16 per share and with expiration dates from February 2005 through February 2009.

Profit Sharing Plan

         We sponsor a qualified employee savings plan (commonly referred to as a "401K plan") for all eligible employees, including all of our officers. Participants may make contributions from their gross pay (limited to 15% of the employee's compensation, as defined up to $14,000 annually). We do not match any contributions. No other deferred compensation plan is currently in place.

Employment Agreements

         We have employment agreements with three of our executive officers:
Doyal G. Bryant, CEO, Clifford A. Clark, CFO and Paul S. Odom, Senior Vice President.

         On November 17, 2005, each of these executive officers executed new employment agreements which provide for the following common terms:

         1)    effective date of September 22, 2005;
         2)    term of one year and one month, expiring on October 21, 2006 and;
         3) after October 21, 2006, we may terminate the executive officer without cause with 30 days notice.

Base salaries for Messrs. Bryant, Odom and Clark are $180,000, $150,000 and $120,000, respectively. Mr. Bryant's employment agreement provides for 4,300,000 options at prices ranging from $1.35 to $2.50. 2,100,000 of these options have vested and 1,100,000 will vest on each of September 22, 2006 and 2007. Mr. Odom's employment agreement provides for 1,000,000 options at prices ranging from $1.35 to $3.30. 400,000 of these options have vested and 250,000 and 350,000 will vest on each of September 22, 2006 and 2007, respectively. Mr. Clark's employment agreement provides for 600,000 options at prices ranging from $1.35 to $2.25. 262,500 of these options have vested and 168,750 will vest on each of September 22, 2006 and 2007.

         In connection with Mr. Odom's employment by us, we orally agreed to provide additional compensation to Mr. Odom by paying cash and issuing shares of our Common Stock to a creditor of Mr. Odom. Mr. Odom's obligation arose in connection with his involvement with Pliant Technologies, Inc. which we acquired in 2003. Mr. Odom, who was one of the founders of Pliant Technologies, agreed at that time to guarantee certain indebtedness of Pliant Technologies. In November 2005, Mr. Odom entered into an agreement with the creditor to discharge such obligation. In connection with such agreement, we orally agreed to satisfy the cash payments and stock issuance requirements of such agreement for so long as Mr. Odom remained an executive officer of Scientigo. The agreement requires the payment of $115,000 in cash and the issuance of shares of our Common Stock with a market value (based on the average of the closing bid of the five days prior to issuance of such shares) of approximately $75,000 over a twelve month period. Any payments made by us on behalf of Mr. Odom will be additional compensation to Mr. Odom.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the best of our knowledge, as of December 13, 2005, with respect to each person known by us to own beneficially more than 5% of the outstanding Common Stock, each director and all directors and executive officers as a group.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                                         BENEFICIAL         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                     OWNERSHIP (1)       CLASS (2)
-------------------------------------------------------------------------------------------------------
Doyal G. Bryant*                                                          2,136,246 (3)         13%

Paul S. Odom*                                                               466,975 (4)        3.2%

Clifford A. Clark*                                                          323,289 (5)        2.2%

Cynthia S. White*                                                           334,462 (6)        2.3%

Ronald L. Attkisson*                                                      1,751,456 (7)       10.9%

Hoyt G. Lowder*                                                             589,894 (8)        4.0%

Stuart J. Yarbrough*                                                        317,529 (9)        2.2%

Glen H. Hammer                                                            1,403,448 (10)       9.7%

William A. Goldstein                                                      2,562,830 (11)      17.3%

CrossHill Georgetown Capital, LP                                          1,257,644            8.2%

All directors and executive officers as a group (7 persons in group)      5,919,851           29.9%

Note: Unless otherwise noted, all persons address is 6701 Carmel Road, Suite 205 Charlotte, NC 27226

*        Director and/or executive officer

Note: Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting and investment power over the shares indicated above. (1) Share amounts include, where indicated, Common Stock issuable upon the exercise of certain stock options and stock warrants which are exercisable or convertible within sixty days from September 30, 2005.

(2) Based upon 14,259,612 shares of Common Stock outstanding on December 13, 2005. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of December 13, 2005 and assumes the exercise of certain stock options and warrants held by such person (but not by anyone else) exercisable within sixty days.

(3) Includes 2,100,000 shares that may be acquired by Mr. Bryant pursuant to the exercise of stock purchase options exercisable within sixty days at exercise prices of $1.35 to $1.60 and warrants issued for the purchase of 36,247 shares at prices ranging from $.90 to $1.60.

(4) Includes 36,749 shares owned by Mr. Odom and his spouse and 416,667 shares that may be acquired by Mr. Odom pursuant to the exercise of stock purchase options and warrants exercisable within sixty days at exercise prices of $1.35-$2.35.

(5) Includes (i) 20,826 shares owned directly and (ii) 273,500 shares that may be acquired by Mr. Clark pursuant to the exercise of stock purchase options and warrants exercisable within sixty days at exercise prices from $.90 to $2.20 per share.

(6) Includes (i) 140,712 shares that may be obtained upon the conversion of the 6.4% Convertible Notes owned by Ms. White and her spouse, which are convertible within sixty days at a conversion price of $1.3325 per share based upon the principal balance, and (ii) 100,000 options and 93,750 warrants exercisable within sixty days at exercise price of $1.00-$1.35.

(7) Includes 10,000 shares owned directly by Mr. Attkisson or entities which he controls and 100,000 shares that may be acquired by Mr. Attkisson pursuant to the exercise of stock purchase options and 1,641,456 warrants exercisable within sixty days at exercise prices of $1.00 - $1.35.

(8) Includes (i) 249,947 shares owned directly and (ii) 100,000 shares that may be acquired by Mr. Lowder pursuant to the exercise of stock purchase options and 239,947 warrants exercisable within sixty days at an exercise price of $.85 - $1.35.

(9) Includes (i) 59,964 shares of the Company's common stock, (ii) warrants to purchase 96,589 shares of Company common stock within sixty days at an exercise price of $.85 - $1.00, (iii) 60,976 shares that may be obtained upon the conversion of the 6.4% Convertible Notes owned by Mr. Yarbrough, which are convertible within sixty days at a conversion price of $1.3325 per share based upon the undiscounted note balance and (iii) 100,000 shares that may be acquired by Mr. Yarbrough pursuant to the exercise of stock purchase options at $1.35. This does not include (i) 159,896 shares owned directly (ii) $750,000 principal amount of the Company's 6.4% Senior Convertible Notes which are convertible within sixty days into 562,852 shares of the Company's common stock, warrants to purchase 375,000 shares of Company common stock exercisable within sixty days at an exercise price of $1.00 per share and (iii) 159,896 warrants exercisable within sixty days at exercise price of $.85 per share, all of which are owned by an investment limited partnership of which Mr. Yarbrough is partial owner of the limited liability company which is the general partner of such investment partnership. Mr. Yarbrough disclaims any beneficial ownership of such shares and warrants.

(10) Includes 1,123,909 shares owned directly by Mr. Hammer and 279,539 shares that may be acquired by Mr. Hammer pursuant to the exercise of warrants exercisable within sixty days at an exercise price of $.85.

(11) Includes 2,001,415 shares owned directly by Mr. Goldstein or entities he controls and 561,415 shares that may be acquired by Mr. Goldstein pursuant to the exercise of warrants exercisable within sixty days at an exercise price of $.85 per share.

(12) Includes (i) 159,896 shares owned directly (ii) $750,000 principal amount of the Company's 6.4% Senior Convertible Notes which are convertible within sixty days into 562,852 shares of the Company's common stock, warrants to purchase 375,000 shares of Company common stock exercisable within sixty days at an exercise price of $1.00 per share and (iii) 159,896 warrants exercisable within sixty days at exercise price of $.85 per share

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of our common stock. We believe that such reports have been filed by our directors and executive officers, but with respect to all such directors and executive officers, not in a timely manner. We do not believe that certain 10% holders of our Common Stock have filed such reports. We adopted a code of ethics that applies to the senior financial officers which includes the CEO, COO, CFO and principle accounting officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Placement Agent Commissions

The firm of Jones Byrd & Attkisson, Inc. has acted as Placement Agent for our prior offerings of Notes and Warrants and the Series A Preferred Stock. In connection with such offerings, the Placement Agent has received $803,207 in cash commissions and warrants to purchase 1,817,887 shares of our Common Stock at cashless exercise prices ranging from $1.00 to $1.3325. Additionally, we have agreed to pay fees to the Placement Agent, if allowed by applicable state law, in the event that holders convert certain notes or exercise certain warrants. Ronald L. Attkisson, one of our directors, is a principal of the Placement Agent. Cynthia White, our Chief Operating Officer, has been the Financial and Operating Principal and CFO for the Placement Agent from August 2003 to the present. Ms. White will end that consulting arrangement at such time that the Placement Agent transitions her position to her successor.

TAG/Convey Transaction

Scientigo has entered into a non-binding letter of intent to purchase substantially all of the assets of The Tag Group, Inc., or TAG. These assets consist of cash, accounts receivable and certain proprietary products in the areas of web conferencing and collaboration and web-based PC support tools. Subject to the execution of definitive agreements, this transaction is now expected to be completed in late calendar year 2005. Audit issues relating to TAG caused the delays. TAG and its wholly-owned subsidiary, Convey Systems, Inc., or Convey, and Scientigo have executed an agreement whereby Scientigo is providing day-to-day management for Convey. Scientigo has received the net proceeds from sales of Convey products since April 15, 2004, and will continue to do so through the closing. The purchase price of these assets plus related expenses is expected to be up to approximately 1,180,488 shares of Scientigo's Common Stock. Doyal Bryant, President and Chief Executive Officer of Scientigo, is the beneficial owner of approximately 49% of the outstanding Common Stock of TAG. In such capacity, Mr. Bryant would have received a significant number of shares of our Common Stock in the event that the TAG/Convey transaction is consummated. Mr. Bryant has agreed to forego the receipt of any such shares and has no financial interest in the consummation of the TAG/Convey transaction. Mr. Thomas Gordy, a former director of Scientigo, received 300,000 warrants to purchase shares of Common Stock of Scientigo at $1.60 per share for providing services to Scientigo in connection with the transaction.

Recapitalization Transactions

In November 2004, after discussions with management regarding the capital structure of Scientigo, Scientigo's two largest beneficial stockholders (William
A. Goldstein and Glen Hammer) notified Scientigo that they would return 5,880,740 shares of Common Stock to Scientigo's treasury, cancel warrants that they owned which provided them with the right to purchase approximately 2,300,000 shares of Common Stock in Scientigo, resign from Scientigo's Board of Directors and seek to convert approximately $1,000,000 in demand notes due from Scientigo into shares of Scientigo's Series A Preferred Stock. The purpose of the proposed transactions was to restructure the capitalization of Scientigo so that it could more readily raise additional capital needed to continue management's efforts to monetize the value of Scientigo's intellectual property portfolio. Mr. Goldstein returned 2,940,370 shares of Common Stock, cancelled warrants to purchase 2,300,000 shares of Common Stock (held jointly by Messrs. Goldstein and Hammer) and converted $701,786 of indebtedness into shares of Scientigo's Series A Preferred Stock effective April 22, 2005. Mr. Hammer was unable to return his shares of Common Stock to Scientigo because they were pledged as collateral for the repayment of his indebtedness. Therefore, Scientigo's bank debt of approximately $1,250,000 was assumed by Mr. Hammer in exchange for a note payable from Scientigo effective December 2004. At that time, Scientigo was released from such bank debt. This new note provided for interest only, at LIBOR plus 2.75%, through the earlier of when Mr. Hammer returned 2,940,370 shares of Common Stock to Scientigo, but no later than April 30, 2005. Effective April 20, 2005, Scientigo and Mr. Hammer entered into an agreement which terminated earlier agreements and provided for the contribution of 3,100,000 shares of Common Stock to Scientigo by Mr. Hammer. In return, Scientigo agreed to lend Mr. Hammer $400,000 of the proceeds of the Note Offering for the purpose of discharging indebtedness of Mr. Hammer, enter into a loan agreement with Mr. Hammer as previously agreed to including the payment of approximately $150,000 of the $1,250,000 principal of such indebtedness and issue Mr. Hammer 262,238 shares of the Series A Preferred Stock in payment of all other outstanding indebtedness of Scientigo to such stockholder. The $400,000 loan is being repaid out of the proceeds of the sale of a portion of the remaining shares of the Common Stock owned by Mr. Hammer and in any event is due not later than one (1) year from the date of such loan. All of such transactions were completed on May 31, 2005. In connection with these transactions, Mr. Hammer provided management with a proxy to vote his shares of Common Stock at the 2005 annual meeting of our stockholders. Neither Mr. Goldstein nor Mr. Hammer have any continuing interest in Scientigo other than as holders of Common Stock and warrants to purchase Common Stock.

                    ----------------------------------------

During the years ended August 31, 2005 and 2004, we provided services through our E-commerce subsidiary to three companies owned by former directors and/or officers of the Company. All of the revenue from these services are now included in the loss from discontinued operations. The amount of revenue included in this loss from discontinued operations is $-0- and $1,162,691 from Gibraltar Publishing, Inc., for the years ended August 31, 2005 and 2004, respectively. J&C Nationwide, Inc. and Cheapseats, Inc. revenues of $151,616 and $613,774 were also included in this loss from discontinued operations for the years ended August 31, 2005 and 2004, respectively.

At August 31, 2005, we had made payments totaling $81,090 on behalf of The Tag Group, Inc. in anticipation of the purchase of substantially all of their assets. These payments to various vendors will be deducted from the purchase price paid to The Tag Group, Inc. at the closing of the purchase transaction.

We previously leased office space to Gilbralter, owned by a former officer and director of Scientigo, in our former facility in Jacksonville, North Carolina. We no longer occupy the space and therefore no longer lease the space to Gilbralter.

                                 PROPOSAL NO. 1

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of RBSM as the Company's independent public accountants for the fiscal year ending August 31, 2005. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Meeting will be required to ratify the appointment of RBSM.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

AUDIT FEES

Audit fees for the fiscal years 2003 and 2004 were $79,054 and $135,040 respectively.

TAX FEES

Tax fees for the fiscal years 2003 and 2004 were $7,525 and $0 respectively.

NO OTHER FEES

There are no other fees for services rendered by RBSM for the fiscal years 2003 and 2004.

RBSM plans to have a representative at the meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 2005.

                                 PROPOSAL NO. 2

        APPROVAL AND RATIFICATION OF AN INCREASE IN THE NUMBER OF SHARES
            OF COMMON STOCK AVAILABLE UNDER THE MARKET CENTRAL, INC.
                      2003 AMENDED AND RESTATED STOCK PLAN

At the Meeting, Stockholders will be asked to approve and ratify an amendment to the Market Central, Inc. 2003 Amended and Restated Stock Plan (the "Plan") to increase the number of shares available under such Plan from 3,000,000 to 10,000,000 (the "Amendment"). The Plan became effective originally in 1996, and was amended previously in October 1997, July 2001, October 2003 and December 2003. The Plan provides for the grant of stock options, including incentive stock options, restricted stock and stock appreciation rights (collectively, "stock rights"). The Board of Directors has adopted the Amendment, subject to Stockholder approval.

WHY SHOULD YOU APPROVE THE AMENDMENT?

The Company believes that long term equity compensation in the form of stock rights is critical in order to attract qualified personnel to the Company and to retain and provide incentive to current personnel, particularly in light of the increasingly competitive environment for talented personnel. If the Amendment is not approved at the Meeting, the Company will be unable to grant further stock rights in the near future.

WHAT ARE THE PURPOSES OF THE PLAN?

The purposes of the Plan are to facilitate the ownership of the Company's stock by officers, other employees, directors and consultants of the company, thereby aligning their interests with those of the Company Stockholders, and to assist the company in attracting, motivating, and retaining key personnel.

WHAT ARE THE MAIN FEATURES OF THE PLAN, AS AMENDED?

GRANT OF STOCK RIGHTS. Stock rights may be granted to key employees, including executive officers of the Company, its subsidiaries and affiliates, directors and consultants as determined by the Plan Committee, which Committee consists of two members of the board of Directors (the "Plan Committee"). The number of employees participating in the Plan will vary from year to year. The shares to be granted with respect to stock rights under the Plan shall be shares of Common Stock, which may consist, in whole or in part, of treasury stock or authorized but unissued stock not reserved for any other purpose, and may not exceed 10,000,000 shares of Common Stock. In the event of certain changes in the Company's capital structure affecting the Common Stock, the Plan Committee may make appropriate adjustments in the number and kinds of shares that may be awarded and in the number and kinds of shares covered by options then outstanding under the Plan, and, where applicable, exercise price of outstanding options under the Plan. The Plan will be administered by the Plan Committee. The Plan Committee may grant options to purchase shares of Common Stock that are either "qualified," which includes those awards that satisfy the requirements of
Section 422 of the Internal Revenue Code for incentive stock options, or "nonqualified," which includes those awards that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Under the terms of the Plan, the exercise price of the options will, unless the Plan Committee determines otherwise in the case of nonqualified options, not be less than such Common Stock's fair market value at the time of grant. The exercise price of the options is payable in cash or its equivalent or by exchanging shares of Common Stock owned by the participant, through an arrangement with a broker approved by the Company where payment of the exercise price is accomplished with the proceeds of the sale of Common Stock, or by a combination of the foregoing.

EXERCISE OF OPTIONS. The options will generally have a term of five (5) to ten
(10) years, unless the Plan Committee specifies a shorter term, and will become exercisable following the performance of a minimum period of service or the satisfaction of performance goals, as determined by the Plan Committee. If an option holder ceases employment with the Company as a result of the holder's death, disability or retirement, the holder, or his or her beneficiary or legal representative, may exercise any then exercisable option for a period of one year, or a greater or lesser period as determined by the Plan Committee at grant, but in no event after the date the option otherwise expires. If an option holder's employment is terminated for any other reason, the holder may exercise any then exercisable option for a period not exceeding 60 days as determined by the Plan Committee, but in no event after the date the option otherwise expires; provided that if the holder's employment is terminated for cause all of his or her options will immediately terminate, regardless of whether then exercisable.

WHAT IS THE VALUE OF THE BENEFITS THAT DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES CAN OBTAIN UNDER THE PLAN?

The Company cannot currently determine the number of shares of Common Stock subject to options that may be granted in the future to executive officers, directors, employees and consultants under the Plan.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS?

The Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Common Stock acquired on exercise of the option over the exercise price. If the optionee is one of our employees, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of our Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash. The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

INCENTIVE STOCK OPTIONS. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Company to the extent that the Company pays it. The Company intends that options granted to employees whom the Plan Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the Company's ability to ensure that options under the Plan will qualify as "performance-based compensation" that is fully deductible by the Company under Section 162(m).

IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his particular situation, each optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE MARKET CENTRAL, INC. 2003 AMENDED AND RESTATED STOCK PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES FROM 3,000,000 SHARES TO 10,000,000 SHARES OF COMMON STOCK.

PROPOSAL NO. 3

CHANGE OF THE COMPANY'S NAME FROM MARKET CENTRAL, INC. TO SCIENTIGO, INC. AND TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE NAME CHANGE

Why should the stockholders approve the change of name of the company?

The Company's business focus is no longer on its call center operations. Rather, it is on the development and monitazation of its intellectual property. Further, the Company has been threatened with litigation over the use of the name "Market Central." Rather than utilize Company funds to defend against such litigation, and as a result of the change in its business focus, management believes that a name change to Scientigo, Inc. is appropriate.

What are the procedures for the change of the name of the company?

The Company's Board of Directors approved the name change unanimously on August 10, 2005. Immediately following the approval of the name change by the Company's Stockholders, counsel for the Company will file the Amendment to the Company's Certificate of Incorporation. Thereafter, the Company will apply for the change of its trading symbol from MKTE.OB to another symbol assigned by the OTCBB.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CHANGE OF THE COMPANY'S NAME TO SCIENTIGO, INC.

STOCKHOLDER PROPOSALS FOR 2006 MEETING

In accordance with Rule 14(a)-8 of the Act, stockholder proposals intended to be presented at the 2006 Meeting of Stockholders must be received by the Company at its offices at 6701 Carmel Road, Charlotte, NC, 28226, Attn: Secretary, not later than March 15, 2006, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting. The Company currently believes that the 2006 Meeting of Stockholders will be held during May, 2006.

COMMUNICATING WITH THE BOARD

The Company's security holders and other interested parties may communicate with the Board, the non-management or independent directors as a group, or individual directors by writing to them in care of Clifford Clark, Chief Financial Officer, 6701 Carmel Road, Suite 205, Charlotte, NC 28226. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.

OTHER MATTERS

Management of the Company knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, management intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-KSB REPORTS SHOULD BE SENT TO CLIFFORD A. CLARK, CHIEF FINANCIAL OFFICER, MARKET CENTRAL, INC., 6701 CARMEL ROAD, SUITE 205, CHARLOTTE, NC 28226.

BY ORDER OF THE BOARD OF DIRECTORS,





                         /s/ Clifford A. Clark
                         Secretary
                         Charlotte, NC
                         January 4, 2006



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              MARKET CENTRAL, INC.

                                JANUARY 19, 2006

Please date, sign and mail your proxy card in the envelope provided as soon possible

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1,2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |_|

1. To ratify the appointment of Russell Bedford Stefanou Mirchandani LLP as Market Central's independent public accountants for the fiscal year ending August 31, 2005.

|_| FOR |_| AGAINST |_| ABSTAIN

2. To amend and ratify an increase in the number of shares of Common Stock available in the Market Central, Inc. 2003 Amended and Restated Stock Plan by 7,000,000 to 10,000,000 additional shares.

|_| FOR |_| AGAINST |_| ABSTAIN

3. To approve and ratify the immediate change in the company name from Market Central, Inc. to Scientigo, Inc. and to approve the amendment to the Company's Certificate of Incorporation to effect the name change.

|_| FOR |_| AGAINST |_| ABSTAIN

4. To act upon any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Meeting of Stockholders and Proxy Statement.

Signature of Stockholder: ____________________________

Signature of Stockholder: ____________________________

Date: _________________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. |_|

MARKET CENTRAL, INC.
6701 CARMEL ROAD
SUITE 205
CHARLOTTE, NC 28226

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

                        DIRECTORS OF MARKET CENTRAL, INC.

           FOR THE MEETING OF STOCKHOLDERS TO BE HELD JANUARY 19, 2006

The undersigned holder of Common Stock of Market Central, Inc. ("Market Central") hereby appoints Clifford A. Clark and Doyal G. Bryant, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of Market Central that the undersigned stockholder would be entitled to vote if personally present at the Meeting of Stockholders (the "Meeting") to be held on January 19, 2006, at 1:00 pm, Eastern Time, at Ballantyne Resort, Johnston Road, Charlotte, NC, and at any adjournments or postponements of the Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Market Central either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Meeting and voting in person.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)